UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): APRIL 25, 2005



                       MEDIACOM COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


        DELAWARE                       0-29227                   06-1566067
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941
                    (Address of principal executive offices)


                  Registrant's telephone number: (845) 695-2600


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 25, 2005, the Board of Directors of Mediacom Communications Corporation (the "Registrant") awarded options and restricted stock units to each non-employee director for serving on the Board of Directors during 2004. Such non-employee directors are Craig S. Mitchell, William S. Morris III, Thomas
V. Reifenheiser, Natale S. Ricciardi and Robert L. Winikoff.

     STOCK OPTION AWARDS

     Each non-employee director received options under the Registrant's Non-Employee Directors Equity Incentive Plan to purchase 10,000 shares of Class A common stock at an exercise price of $5.85 per share, which was the closing price of the Registrant's Class A common stock on April 22, 2005. The options are subject to vesting in two equal annual installments commencing on April 25, 2006 and expire on April 25, 2011.

     RESTRICTED STOCK UNIT AWARDS

     Each non-employee director received 5,000 restricted stock units under the Registrant's Non-Employee Directors Equity Incentive Plan. The restricted stock units will vest in two equal annual installments commencing on April 25, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2005


                                        MEDIACOM COMMUNICATIONS CORPORATION



                                        By:  /s/ Mark E. Stephan
                                            -------------------------------
                                             Mark E. Stephan
                                             Executive Vice President,
                                             Chief Financial Officer and
                                             Treasurer